UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 31, 2008

WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2nd Floor, 2 North Cascade Avenue, Colorado Springs, CO       80903
(Address of Principal Executive Offices)                                       (Zip Code)

Registrant’s telephone number, including area code: (719) 442-2600

______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Mr. David J. Blair has resigned as Chief Financial Officer of Westmoreland Coal Company effective March 31, 2008.

The Board of Directors elected Kevin A. Paprzycki as Chief Financial Officer on March 31, 2008. Mr. Paprzycki continues as the Company's Principal Accounting Officer. Mr. Paprzycki joined Westmoreland as Controller and Principal Accounting Officer in June 2006. Prior to joining Westmoreland he held positions at Applied Films Corporation as Corporate Controller from November 2005 to June 2006. From June 2004 to November 2005, he was Chief Financial Officer at Evans and Sutherland Computer Corporation and Director of Finance from June 2001 to November 2004. Mr. Paprzycki became a certified public accountant in 1994, and a certified financial manager and a certified management accountant in 2004.

Mr. Paprzycki will receive and annual salary of $200,000 and be included in the 40% tier level under the Company’s annual incentive plan. He will also continue to be eligible for awards under the Company’s long-term incentive plan.

Item 9.01.   Financial Statements and Exhibits

On April 2, 2008 the Company issued a press release announcing management changes including the departure of Mr. Blair and the election of Mr. Paprzycki. A copy of the news release is attached as Exhibit 99.1.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: April 4, 2008	By: /s/ Kevin A. Paprzycki
Kevin A. Paprzycki
Chief Financial Officer
(A Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated April 2, 2008